Exhibit 99.1
Janus Investment Fund

			Lipper Rankings Based
			on Total Returns as of 9/30/05
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
			Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
	PM Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds
Growth Funds

Janus Enterprise Fund	Jan-02	Mid-Cap Growth Funds	27	144 / 541	23	101 / 441	88	281 / 320	61	73 / 120	16	63 / 406

Janus Fund	Dec-99	Large-Cap Growth Funds	47	315 / 678	56	321 / 577	66	297 / 453	40	59 / 147	62	250 / 404

Janus Mercury Fund	Feb-03	Large-Cap Growth Funds	19	124 / 678	12	67 / 577	73	329 / 453	11	15 / 147	13	73 / 602

Janus Olympus Fund	Aug-97	Multi-Cap Growth Funds	28	114 / 414	63	225 / 358	71	180 / 255	—	—	14	18 / 134

Janus Orion Fund	Jun-00	Multi-Cap Growth Funds	2	6 / 414	9	29 / 358	30	75 / 255	—	—	34	79 / 236

Janus Twenty Fund(1)	Aug-97	Large-Cap Growth Funds	2	11 / 678	3	14 / 577	51	228 / 453	2	2 / 147	3	7 / 234

Janus Venture Fund(1)	Jan-01	Small-Cap Growth Funds	35	178 / 522	19	79 / 436	59	193 / 327	43	40 / 93	27	95 / 355

Core Funds

Janus Balanced Fund	Apr-05	Balanced Funds	38	236 / 629	84	386 / 461	49	177 / 366	6	10 / 169	‡

Janus Core Equity Fund	Apr-05	Large-Cap Core Funds	1	7 / 881	8	58 / 765	11	64 / 603	—	—	‡

Janus Growth and Income Fund	Dec-03	Large-Cap Core Funds	1	2 / 881	12	86 / 765	39	233 / 603	2	4 / 221	2	9 / 840

Janus Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	17	121 / 752	—	—	—	—	—	—	20	117 / 604

Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	1	3 / 752	1	2 / 567	11	40 / 396	—	—	13	44 / 338

Income Funds

Janus Federal Tax-Exempt Fund	Feb-05	General Muni Debt Funds	66	176 / 268	88	223 / 254	78	173 / 221	70	101 / 145	‡

Janus Flexible Bond Fund	Dec-91	Intermediate Inv Grade Debt Funds	60	275 / 458	37	146 / 396	41	118 / 290	10	13 / 138	4	2 / 55

Janus High-Yield Fund	Dec-03	High Current Yield Funds	61	258 / 424	93	337 / 362	49	145 / 297	—	—	50	201 / 409

Janus Short-Term Bond Fund	Jun-03	Short Investment Grade Debt Funds	71	155 / 218	15	23 / 160	49	54 / 111	20	12 / 62	19	35 / 188

International/Global Funds

Janus Global Life Sciences Fund	Dec-98	Health/Biotechnology Funds	24	42 / 179	46	73 / 161	65	64 / 98	—	—	33	16 / 48

Janus Global Opportunities Fund	Jun-01	Global Funds	91	298 / 328	65	182 / 283	—	—	—	—	15	34 / 231

Janus Global Technology Fund	Dec-98	Science & Technology Funds	29	83 / 288	91	241 / 265	54	113 / 210	—	—	22	17 / 79

Janus Overseas Fund	Jun-03	International Funds	1	3 / 871	14	100 / 736	68	361 / 534	4	7 / 191	5	38 / 788

Janus Worldwide Fund	Jun-04	Global Funds	88	288 / 328	98	276 / 283	95	196 / 207	52	38 / 73	87	282 / 325

Value Funds

Janus Mid Cap Value Fund — Inv(2)	Aug-98	Mid-Cap Value Funds	64	157 / 247	35	68 / 195	11	11 / 102	—	—	4	3 / 79

Janus Small Cap Value Fund — Inv.(1,2)	Feb-97	Small-Cap Core Funds	79	477 / 604	70	340 / 488	21	69 / 341	—	—	12	17 / 153

	Percent of JIF Funds per Lipper Quartile based on Total Returns
	1-Year	3-Year	5-Year	10-Year	Since PM Inception

1st Quartile	39.1%	45.5%	19.0%	58.3%	70.0%

2nd Quartile	26.1	13.6	28.6	16.7	20.0

3rd Quartile	21.8	18.2	38.1	25.0	5.0

4th Quartile	13.0	22.7	14.3	0.0	5.0

Janus Adviser Funds — I Shares

Growth Funds

Janus Adviser Forty(3)	Aug-97	Large-Cap Growth Funds	1	2 / 678	13	72 / 577	10	41 / 453	—	—	1	1 / 234

Lipper Inc. — A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested.

1.	Closed to new investors.

2.	Ranking is for the investor share class only; other classes may have different performance characteristics.

3.	Ranking is for I- share class only; other classes may have different performance characteristics.